                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:

                         [ ] PRELIMINARY PROXY STATEMENT
        [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
                                RULE 14a-6(e)(2))
                         [X] DEFINITIVE PROXY STATEMENT
                       [ ] DEFINITIVE ADDITIONAL MATERIALS
                    [ ] SOLICITING MATERIAL UNDER RULE 14a-12

                              DATA DIMENSIONS, INC.

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] NO FEE REQUIRED.

  [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) and 0-11.

          (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:



          (2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:



          (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):



          (4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:



          (5)   TOTAL FEE PAID:



                         [ ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE
    0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID
        PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRANT STATEMENT
          NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

          (1)   AMOUNT PREVIOUSLY PAID:



          (2)   FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:



          (3)   FILING PARTY:



          (4)   DATE FILED:

                                                          [DATA DIMENSIONS LOGO]

                                 April 10, 2000

Dear Stockholder:

     You are cordially invited to attend the Data Dimensions, Inc. Annual Meeting of Stockholders on Tuesday, May 16, 2000 at 9:00 a.m. (Pacific Daylight Savings Time). The meeting will be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington 98004. The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

     At the meeting, we will also report on Data Dimensions' operations and respond to any questions you may have.

     Your vote is important. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign, date and promptly return the enclosed proxy to ensure that your vote is counted. If you attend the Annual Meeting, you will have the right to revoke the proxy and vote your shares in person.

     On behalf of the Directors and management of Data Dimensions, I would like to thank you for your continued support and confidence.

                                          Sincerely,

                                          /s/ Peter A. Allen
                                          Peter A. Allen

                             DATA DIMENSIONS, INC.
                           STERLING PLAZA, 3RD FLOOR
                           3535 FACTORIA BOULEVARD SE
                           BELLEVUE, WASHINGTON 98006

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 16, 2000

                            ------------------------

To the Stockholders of Data Dimensions, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DATA DIMENSIONS, INC. (the "Company"), a Delaware corporation, will be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington 98004 on Tuesday, May 16, 2000 at 9:00 a.m. Pacific Daylight Savings Time. The purposes of the Annual Meeting will be:

     1. To elect two directors to serve as the Class I directors on the Company's Board of Directors for a three-year term;

     2. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting. Management will present a review of the Company's operations for the year ended December 31, 1999, as well as its direction for 2000 and beyond. The Company's Proxy Statement is attached hereto. In addition, financial and other information concerning the Company is contained in the enclosed Annual Report to Stockholders for the fiscal year ended December 31, 1999. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. PROMPTLY SIGNING AND RETURNING YOUR PROXY CARD WILL HELP ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING AND WILL HELP AVOID ADDITIONAL PROXY SOLICITATION EXPENSE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          /s/ Laurence Leslie
                                          Executive Vice President,
                                          Chief Financial Officer and Secretary

Bellevue, Washington
April 10, 2000

                             DATA DIMENSIONS, INC.
                           STERLING PLAZA, 3RD FLOOR
                          3535 FACTORIA BOULEVARD S.E.
                           BELLEVUE, WASHINGTON 98006

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 16, 2000

                            ------------------------

SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement, the accompanying Annual Report to Stockholders, the attached Notice of Annual Meeting and the proxy card are being furnished to the stockholders of Data Dimensions, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington 98004 on May 16, 2000, at 9:00 a.m., Pacific Daylight Savings Time, and any adjournment thereof. All expenses of the Company associated with this solicitation will be borne by the Company. The solicitation of proxies by mail may be followed by personal solicitation of certain stockholders by officers, directors or regular employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice.

     The Board of Directors has designated the two persons named on the enclosed proxy card, Peter A. Allen and Laurence C. Leslie, to serve as proxies in connection with the Annual Meeting. All properly executed proxy cards will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the specification so made. PROXY CARDS SUBMITTED WITHOUT SPECIFICATION WILL BE VOTED FOR PROPOSAL NO. 1 TO ELECT THE DIRECTOR NOMINEES AS CLASS I DIRECTORS.

     A stockholder may revoke a proxy prior to its execution by giving written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

     These proxy materials and the accompanying Annual Report to Stockholders are being mailed on or about April 10, 2000 to holders of record of the Company's Common Stock as of March 31, 2000. The principal executive office and mailing address of the Company is Sterling Plaza, 3rd Floor, 3535 Factoria Boulevard S.E., Bellevue, Washington 98006.

VOTING AT THE MEETING

     In accordance with the Company's Second Amended and Restated Bylaws, the stock transfer records were compiled on March 31, 2000, the record date set by the Board of Directors for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On March 31, 2000, there were 13,560,972 shares of the Company's common stock, par value $.001 per share ("Common Stock"), outstanding and entitled to vote. These shares of Common Stock constitute the only class of securities entitled to notice of, and to vote at, the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. With respect to Proposal No. 1 (Election of the

Director Nominees), brokers and other "street name" nominees holding shares for the account of the beneficial owner of such shares generally may vote the shares in their own discretion. In contrast, brokers and nominees generally do not have authority to vote for non-routine matters without securing voting instructions with respect to such matters from the beneficial owners of such stock. A broker or nominee who does not receive instructions from the beneficial owner with respect to such non-routine matters nevertheless may vote the proxy with respect to a routine matter, such as the election of directors. Such proxies are considered to be voted only with respect to the routine matter, but not with respect to the non-routine matter (commonly referred to as "Broker Non-Votes"). For purposes of determining the existence of a quorum, abstentions from voting identified as such on the proxy card and Broker Non-Votes are treated as present at the Annual Meeting. With respect to tabulating the vote necessary for shareholder action on the Proposal at the Annual Meeting, abstentions and Broker Non-Votes will have no effect on the votes. If a quorum is present at the Annual Meeting, the nominees for the director position who receive the greatest number of votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected.

                                PROPOSAL NO. 1:

                         ELECTION OF DIRECTOR NOMINEES

     In accordance with the Company's Certificate of Incorporation and Second Amended and Restated Bylaws, the Board of Directors may consist of no less than three and no more than 15 directors, the specific number to be determined by resolution adopted by the Board of Directors. The size of the Board is currently set at five persons, and the Board of Directors is divided into three classes with staggered three-year terms. Class I and Class II each consists of two directors, and Class III consists of one director. The Class I directors, Peter
A. Allen and Lucie J. Fjeldstad, will be nominated for election at the Annual Meeting.

     Robert T. Knight, a Class II director, has been elected to a term that expires in the year 2001. Thomas W. Fife, the only Class III director, has been elected to a term that expires in the year 2002. Larry W. Martin, a Class II director, resigned effective December 31, 1999. Dennis W. Walsh was elected to the Board of Directors by the Board of Directors, effective March 21, 2000, to fill the vacancy created by the resignation of Mr. Martin. Mr. Walsh's term as a Class II director will expire in the year 2001.

NOMINEES FOR DIRECTOR

     Certain information concerning Mr. Peter A. Allen and Ms. Lucie J. Fjeldstad are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MR. ALLEN AND MS. FJELDSTAD. Shares represented by proxies will be voted for the election of the persons named below unless authority has been withheld in the proxy. The nominees have consented to serve as directors and the Board of Directors has no reason to believe that the nominees will be unable to so serve. In the event of the death or unavailability of a nominee, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than one nominee.

     Lucie J. Fjeldstad was elected to the Board of Directors in September 1997. Ms. Fjeldstad is Chief Executive Officer and President of DataChannel, Inc., a software development company, a position she has held since October 1998. Formerly, from August 1997 until October 1998 and from May 1993 until January 1995, Ms. Fjeldstad served as President of Fjeldstad International, a management consulting firm. Prior to starting the consulting firm, Ms. Fjeldstad was a Corporate Vice President at IBM Corporation. From January 1995 until August 1997, she was President, Video Division, of Tektronix Incorporated. Ms. Fjeldstad is a member of the Board of Regents of Santa Clara University.

     Peter A. Allen was elected Chief Executive Officer, President and Director of the Company in December 1998. From 1996 to 1998, Mr. Allen was Vice President and Chief Operating Officer of CSC Pinnacle Alliance, a business unit of Computer Sciences Corporation. From 1990 to 1996, Mr. Allen served as Vice President, Consulting, Outsourcing, and Systems Integration with Computer Sciences Corporation. Mr. Allen has been Chairman of the Company since January 1, 2000.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 3, 2000, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each director and the director nominees, (ii) the current Chief Executive Officer, (iii) the "Named Executive Officers" (as defined herein under "Executive Compensation") other than the current Chief Executive Officer, and
(iv) all executive officers and directors as a group. As of March 3, 2000, the Company knows of no person, entity or group that beneficially owns 5% or more of the Company's Common Stock, except as listed below.

                                                                    COMMON STOCK
                                                              -------------------------
                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENT OF
                                                              OWNERSHIP(1)    CLASS(2)
                                                              ------------   ----------
            NAME AND ADDRESS OF BENEFICIAL OWNER
DIRECTORS
Peter A. Allen(3)...........................................     252,500        1.86%
Thomas W. Fife(4)...........................................      27,749           *
Lucie J. Fjeldstad(5).......................................      18,250           *
Robert T. Knight(6).........................................      32,950           *
Dennis W. Walsh.............................................         -0-           *
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John W. Cramer(7)...........................................      18,125           *
Gordon A. Gardiner(8).......................................       3,800           *
Nigel G. Martin-Jones(9)....................................      22,500           *
Stephen W. Moses(10)........................................       2,850           *
5% BENEFICIAL OWNERS
Larry W. Martin (11)........................................   1,986,521       14.65%
605 Evergreen Point Road
P.O. Box 294
Medina, Washington 98039
ALL DIRECTORS, EXECUTIVE OFFICERS AND THE
DIRECTOR NOMINEES, AS A GROUP (12 persons)(12)..............     834,327        6.15%

---------------
  *  Less than one percent

 (1) According to the rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if (s)he has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or otherwise. Except as otherwise indicated, the stockholders identified in this table have sole voting and investment power with regard to the shares shown as beneficially owned by them. Shares of Common Stock subject to options or warrants exercisable on or before May 2, 2000 ("Vested Options") are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

 (2) Based on 13,558,306 shares of common stock issued and outstanding as of March 3, 2000.

 (3) Includes 237,500 Vested Options.

 (4) Includes 11,757 Vested Options.

 (5) Includes 13,250 Vested Options.

 (6) Includes 16,950 Vested Options.

 (7) Includes 18,125 Vested Options.

 (8) Mr. Gardiner ceased to be an employee of the Company effective September 30, 1999.

 (9) Includes 7,500 Vested Options.

(10) Includes 2,850 Vested Options.

(11) Includes 9,000 shares held by Mr. Martin's spouse; Mr. Martin resigned as a director of the Company effective December 31, 1999.

(12) Includes 330,432 Vested Options.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table identifies the current directors and executive officers of the Company, the positions that they hold, and the year in which they began serving in their respective capacities. Officers of the Company are elected by the Board of Directors immediately following each Annual Meeting of the Company's stockholders to hold office until their successors are elected and qualified.

                                                                                          POSITION HELD
        NAME           AGE                CURRENT POSITION(S) WITH COMPANY                    SINCE
        ----           ---                --------------------------------                -------------
Thomas W. Fife         74    Director (Class III, expires 2002)                               1995
Lucie J. Fjeldstad     55    Director (Class I, expires 2000)                                 1997
Robert T. Knight       62    Director (Class II, expires 2001)                                1996
Dennis W. Walsh        53    Director (Class II, expires 2001)                                2000
Peter A. Allen         39    President, Chief Executive Officer, & Chairman of the Board      1998
                             (Class I, expires 2000)
Laurence C. Leslie     41    Executive Vice President, Finance & Administration, Chief        1999
                             Financial Officer, Secretary
John W. Cramer         55    Executive Vice President, International Services                 1998
Timothy P. Hicks       45    Executive Vice President, Marketing                              1998
Nigel G. Martin-Jones  47    Executive Vice President, National Sales                         1999
Stephen W. Moses       42    Executive Vice President, Consulting Services                    1999
Eugene M. Stabile      59    Executive Vice President & President, Data Dimensions            1997
                             Information Services, Inc.

---------------
For information on the business background of Mr. Allen and Ms. Fjeldstad, see "Nominees For Director" above.

     Thomas W. Fife has been a director since June 1995. Mr. Fife is the co-founder and former Chief Executive Officer and Chairman of the Board of VoiceCom Systems, Inc., a provider of enhanced voice-processing systems. Mr. Fife was Chief Executive Officer of VoiceCom Systems, Inc. from 1984 through 1997 and served as Chairman of its Board of Directors from June 1993 until acquisition of the company by Premiere Technologies, Inc. in September 1997. Mr. Fife also serves as a Director of Tegris Corp. and Wyngate d/b/a VTL Link.

     Robert T. Knight was elected as a director in November 1996. Mr. Knight is President of Technology Venture Services, a consulting and venture capital firm located in Santa Barbara, California. From January 1991 until February 1995, Mr. Knight was Chairman and Chief Executive Officer of Digital Sound Corporation, a telecommunications software company located in Carpinteria, California. Prior to joining Digital Sound, he was a Corporate Vice President at Computer Sciences Corporation and Senior Vice President and corporate officer of Xerox Corporation. Mr. Knight is a member of the Board of Directors of PictureTel Corporation. In addition to these corporate boards, he serves as a trustee of the University of California at Santa Barbara Foundation, and is Chairman of its Engineering Advisory Committee.

     Dennis W. Walsh was elected as a director in March 2000. Since April 1997, Mr. Walsh has served as Chief Information Technology Officer in General Motors' Information Systems and Services organization. From April 1996 until April 1997, Mr. Walsh was President of Conservation Through Innovation, a software and hardware company for heating, ventilation and air conditioning systems, located in Prescott, Arizona. From December 1991 until April 1996, Mr. Walsh was Vice President, Information Systems and Chief Information Officer for Entergy Corporation, a power production and electric service company.

     John W. Cramer joined the Company in August 1997 to head the Company's International Services Division. On March 30, 1998, Mr. Cramer was elected Executive Vice President, International Services. From 1995 until joining the Company, Mr. Cramer was employed by AT&T Tridom as Managing Director, Europe, Middle East, Africa and CIS. During 1993 and 1994, Mr. Cramer was employed by OMS, Inc. as Vice President, Worldwide Marketing and U.S. & Latin American Sales.

     Timothy P. Hicks joined the Company in September 1998 as Executive Vice President, Marketing. Prior to joining the Company, Mr. Hicks was a principal with Pacific Asia Research from 1995 to 1998. From 1992 until 1995, Mr. Hicks was Director of Strategic and Business Planning for NCR Company.

     Laurence C. Leslie has been Executive Vice President and Chief Financial Officer of the Company since September 23, 1999. Mr. Leslie served as the Vice President, Finance from January 1999 to September 1999. From 1996 through January 1999, Mr. Leslie was the Corporate Controller of Fluke Corporation and from 1993 to 1996 was the International Controller, Treasury Manager at Fluke.

     Nigel G. Martin-Jones has been Executive Vice President of National Sales of the Company since May 1999. Mr. Martin-Jones served as Vice President of the Company's International Operations from January 1996 to December 1997 and served as Vice President, Corporate Development of the Company from December 1997 until April 1999. Mr. Martin-Jones joined the Company in 1992.

     Stephen W. Moses joined the Company in January of 1997 as Managing Consultant. Mr. Moses has been Executive Vice President, Consulting, of the Company since March 1999. From January 1995 through January 1996, Mr. Moses was the President and Chief Operating Officer of Advanced Data Concepts, Inc., a technical, administrative and consulting services company.

     Eugene M. Stabile is the President of Data Dimensions Information Services, Inc., a wholly owned subsidiary of the Company, formerly named Pyramid Information Services, Inc. ("Pyramid"). The acquisition of Pyramid by the Company was completed in November 1997. Mr. Stabile was the co-founder and sole shareholder of Pyramid, a Los Angeles-based company providing computer processing and management services. Mr. Stabile served as Vice President of Pyramid from 1981 to 1994 and as President from 1994 until completion of the acquisition.

     Officers serve at the discretion of the Company's Board of Directors. No family relationship exists among any directors or executive officers of the Company or the nominees for election to the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year, (hereafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                            ANNUAL COMPENSATION                   AWARDS
                                -------------------------------------------     SECURITIES
                                                               OTHER ANNUAL     UNDERLYING      ALL OTHER
                                        SALARY      BONUS      COMPENSATION      OPTIONS       COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR     ($)         ($)           ($)             (#)             ($)
 ---------------------------    ----   --------    --------    ------------    ------------    ------------
Larry W. Martin                 1999   $350,000    $150,000      $      0              0         $     0
  Chairman of the Board(1)      1998    297,187     118,584             0              0               0
                                1997    200,000     400,000        12,281              0               0
Peter A. Allen                  1999    350,000           0             0        200,000          67,706
  Chief Executive Officer,      1998     18,846      92,000             0        400,000               0
  President(2)                  1997         --          --            --             --              --
John W. Cramer                  1999    160,000           0        29,408         15,000               0
  Executive Vice President,     1998    160,000       5,000        24,000         12,500               0
  International Services(3)     1997     64,616           0         8,000         25,000               0
Gordon A. Gardiner              1999    162,021           0             0         75,000          91,667
  Executive Vice President,     1998    200,000      28,125             0              0               0
  Chief Financial Officer(4)    1997     17,692           0             0        150,000               0
Nigel G. Martin-Jones           1999    200,000           0       258,996         75,000               0
  Executive Vice President,     1998    200,000      10,000       239,916         15,000          17,500
  National Sales(5)             1997    115,756           0        88,862              0               0
Stephen W. Moses                1999    182,811       4,042             0        100,000               0
  Executive Vice President,     1998    138,846      43,170             0          2,500               0
  Consulting(6)                 1997    108,077           0             0          2,000               0

---------------
(1) Mr. Martin served as Chairman of the Board, Chief Executive Officer and President of the Company until December 1998, at which time he relinquished the offices of President and Chief Executive Officer. Mr. Martin resigned as Chairman of the Board effective December 31, 1999. The bonus paid to Mr. Martin in January 1999 was subject to repayment if Mr. Martin resigned prior to December 31, 1999. Mr. Martin's base compensation for 1999 was set by the Board at $350,000 per year.

(2) Mr. Allen was elected Chief Executive Officer and President of the Company effective December 7, 1998. Effective January 1, 2000, Mr. Allen was elected as Chairman of the Board of the Company. His annualized salary is $350,000. Pursuant to his employment agreement, Mr. Allen received a one-time signing bonus of $92,000 in 1998 which was paid in 1999. Compensation reported under "All Other Compensation" reflects a one-time payment of relocation expenses in 1999.

(3) Mr. Cramer's annualized salary for 1999 was $160,000. Mr. Cramer's employment with the Company commenced in August 1997. Compensation under "Other Annual Compensation" includes $24,000, $24,000 and $8,000 paid in 1999, 1998 and 1997, respectively, to Mr. Cramer for living expenses.

(4) Mr. Gardiner's employment with the Company commenced in December 1997. His annualized salary was $200,000. Mr. Gardiner's employment with the Company terminated effective September 30, 1999. Mr. Gardiner received $91,667 in severance pay in 1999.

(5) Mr. Martin-Jones' annualized salary for 1999 was $200,000. Compensation reported under "Other Annual Compensation" reflects payment of earned commissions pursuant to a commission bonus program approved by the Board. Compensation reported under "All Other Compensation" reflects a one-time payment of relocation expenses in 1998.

(6) Mr. Moses' annualized salary for 1999 was $190,000.

     The following table sets forth all individual grants of stock options made by the Company during the fiscal year ended December 31, 1999 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                        INDIVIDUAL GRANTS                             ANNUAL RATE OF
                                 ---------------------------------------------------------------       STOCK PRICE
                                                          PERCENT OF                                 APPRECIATION FOR
                                                         TOTAL OPTIONS    EXERCISE                   FIVE YEAR OPTION
                                 NUMBER OF SECURITIES     GRANTED TO       OR BASE                       TERM(3)
                                  UNDERLYING OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   --------------------
             NAME                     GRANTED(1)        FISCAL YEAR(2)    ($/SHARE)      DATE         5%         10%
             ----                --------------------   ---------------   ---------   ----------   --------   ---------
Larry W. Martin................             --                 --              --            --         --          --
Peter A. Allen.................        100,000                8.6%          3.560       6/10/04    $98,356    $217,341
                                        25,000               2.15%          3.560       6/10/05    $30,268    $ 68,668
                                        25,000               2.15%          3.560       6/10/06    $36,231    $ 84,435
                                        25,000               2.15%          3.560       6/10/07    $42,493    $101,779
                                        25,000               2.15%          3.560       6/10/08    $49,068    $120,857
Nigel G. Martin-Jones..........         18,750               1.61%          3.563       6/10/05    $22,720    $ 51,545
                                        18,750               1.61%          3.563       6/10/06    $27,196    $ 63,380
                                        18,750               1.61%          3.563       6/10/07    $31,897    $ 76,398
                                        18,750               1.61%          3.563       6/10/08    $36,832    $ 90,719
John W. Cramer.................          3,750               0.32%          3.563       6/10/05    $ 4,544    $ 10,309
                                         3,750               0.32%          3.563       6/10/06    $ 5,439    $ 12,676
                                         3,750               0.32%          3.563       6/10/07    $ 6,379    $ 15,279
                                         3.750               0.32%          3.563       6/10/08    $ 7,366    $ 18,143
Stephen W. Moses...............         18,750               1.61%          3.563       6/10/05    $22,720    $ 51,545
                                        18,750               1.61%          3.563       6/10/06    $27,196    $ 63,380
                                        18,750               1.61%          3.563       6/10/07    $31,897    $ 76,398
                                        18,750               1.61%          3.563       6/10/08    $36,832    $ 90,719
                                         6,250               0.54%           3.25      12/10/05    $ 6,908    $ 15,672
                                         6,250               0.54%           3.25      12/10/06    $ 8,269    $ 19,270
                                         6,250               0.54%           3.25      12/10/07    $ 9,698    $ 23,229
                                         6,250               0.54%           3.25      12/10/08    $11,198    $ 27,583
Gordon A. Gardiner.............         18,750               1.61%          3.563       9/30/99    $22,720    $ 51,545
                                        18,750               1.61%          3.563       9/30/99    $27,196    $ 63,380
                                        18,750               1.61%          3.563       9/30/99    $31,897    $ 76,398
                                        18,750               1.61%          3.563       9/30/99    $36,832    $ 90,719

---------------
(1) Generally, options granted pursuant to the Company's 1997 Stock Option Plan vest in equal installments over the four-year period following the option grant. Upon the occurrence of certain "Corporate Transactions" (as defined in the 1997 Plan Summary contained in this Proxy Statement), all options granted under the 1997 Plan will become immediately exercisable without regard to any contingent vesting provision.

(2) Based on stock options representing an aggregate of 1,162,000 shares of Common Stock granted to employees during the fiscal year ended December 31, 1999.

(3) These assumed rates of appreciation are provided in order to comply with the requirements of the Securities and Exchange Commission and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

     The following table sets forth information, on an aggregated basis, concerning the exercise of stock options during the fiscal year ended December 31, 1999 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                                    SECURITIES                   VALUE OF
                                                                    UNDERLYING                  UNEXERCISED
                                                                    UNEXERCISED                IN-THE-MONEY
                                                                    OPTIONS AT                  OPTIONS AT
                                SHARES ACQUIRED    VALUE              FY-END                      FY-END
                                  ON EXERCISE     REALIZED              (#)                       ($)(2)
             NAME                     (#)          ($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----               ---------------   --------   -------------------------   -------------------------
Larry W. Martin...............          --             --            0 / 0                    $0 / $0
Peter A. Allen................          --             --      237,500 / 362,500              $0 / $0
Nigel G. Martin-Jones.........      10,000        $67,530       8,750 / 86,250              $2,815 / $0
John W. Cramer................          --             --       18,125 / 34,375               $0 / $0
Stephen W. Moses..............          --             --       1,825 / 102,675               $0 / $0
Gordon A. Gardiner............          --             --            0 / 0                    $0 / $0

---------------
(1) Market value of the underlying securities at exercise date minus exercise price of the options.

(2) The closing price of the Company's stock as of its fiscal year-end was $2.563. Except as set forth above, the exercise price of all options held by the Named Executive Officers set forth in the table exceeds the market value of the underlying shares.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE OF CONTROL ARRANGEMENTS

     As an incentive to Mr. Martin to remain an employee of the Company throughout 1999 and to remain available to consult with and advise the Chief Executive Officer and other members of management, the Board approved a compensation package pursuant to which Mr. Martin received in January 1999 a bonus of $150,000, subject to repayment if Mr. Martin resigned as an employee prior to December 31, 1999. Mr. Martin resigned effective December 31, 1999 and was entitled to retain the $150,000. In addition, Mr. Martin received $350,000 compensation payable according to the Company's normal payroll schedule in fiscal year 1999.

     In connection with Mr. Allen's employment in December 1998 as Chief Executive Officer and President, the Company entered into an agreement with Mr. Allen pursuant to which he is entitled to base salary and certain bonuses, as reported in the Executive Compensation Table. In addition, pursuant to the terms of the Agreement, Mr. Allen was granted options as disclosed in the Option Grant Table. Under the terms of his agreement, Mr. Allen is entitled to use a leased automobile for the duration of his employment. The agreement also provides that, if Mr. Allen is terminated without cause, he is entitled to twelve months severance pay.

     In connection with Mr. Gardiner's employment in December 1997 as Chief Financial Officer and Executive Vice President, the Company entered into an agreement with Mr. Gardiner under which he was entitled to severance pay equal to six months salary in the event the Company terminated his employment other than for cause. Mr. Gardiner resigned effective September 30, 1999, and he received $91,667 as severance pay in 1999. Mr. Gardiner's options expired in 1999.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held ten meetings during the year ended December 31, 1999.

     During 1999, the members of the Compensation Committee were Mr. Fife, Ms. Fjeldstad and Mr. Knight. The Compensation Committee is responsible for setting the compensation of the Chief Executive Officer and the Chairman of the Board and consults with the Chief Executive Officer regarding the compensation of other corporate officers. The Compensation Committee, which also serves as the Administrative Committee for the Company's 1988 and 1997 Stock Option Plans, held three meetings and took action pursuant to two unanimous written consents during 1999. During 1999, the members of the Audit Committee were Ms. Fjeldstad, Mr. Fife and Mr. Knight. The Audit Committee held two meetings during 1999. The Board of Directors does not have a Nominating Committee.

                             DIRECTOR COMPENSATION

     The Company pays no additional remuneration to employees of the Company who serve as directors. All directors are entitled to reimbursement for expenses incurred in traveling to and from meetings of the Company's Board of Directors. Effective August 3, 1999, the Board of Directors adopted the following compensation plan for non-employee directors ("Eligible Directors"): (a) upon first joining the Board, the Eligible Director is granted a stock option exercisable for 10,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the stock on the date of grant with such options exercisable as to twenty-five percent (25%) of the shares one year after the date of grant and as to an additional twenty-five percent (25%) on each of the second, third and fourth anniversaries of the date of grant; such options terminate upon the earlier of ten (10) years from the date of grant or ninety
(90) days after the date on which the grantee is no longer serving as a Director of the Company; (b) on each anniversary of an Eligible Director's election to the Board of Directors, the Eligible Director is granted a stock option exercisable for 7,500 shares of the Company's Common Stock at an exercise price equal to the fair market value of the stock on the date of grant with such options fully exercisable upon grant; such options terminate upon the earlier of ten (10) years from the date of grant or ninety (90) days after the date on which the grantee is no longer serving as a Director of the Company, and (c) Eligible Directors receive an annual cash retainer in the amount of $15,000 for service as a Director, and $1,000 for each board meeting and committee meeting attended for which an agenda has been prepared and which has a duration of one hour or more.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                    OF DIRECTORS ON EXECUTIVE COMPENSATION*

     The Board of Directors of the Company (the "Board") has delegated to the Compensation Committee of the Board (the "Committee") the authority to establish and administer the Company's compensation programs. The Compensation Committee is comprised of three non-employee directors: Thomas W. Fife, Robert T. Knight and Lucie J. Fjeldstad. The Committee is responsible for: 1) determining the most effective overall executive compensation strategy based upon the business needs of the Company and consistent with shareholders' interests; 2) administering the Company's executive compensation programs and policies; 3) monitoring corporate performance and its relationship to compensation of executive officers; and 4) reviewing and making appropriate changes to executive officers' compensation as recommended by the Company's Chief Executive Officer.

COMPENSATION PHILOSOPHY

     The policies of the Committee with respect to executive officers, including the Chief Executive Officer, are to enable it to attract and retain talented executives and to reward them appropriately. The Committee attempts to determine the total level of compensation, as well as the appropriate mix of base salary, annual

---------------

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

incentives and long-term incentives. In determining compensation, consideration is given both to overall Company performance and to individual performance, taking into account the contributions made by the executive toward improving Company performance. Consideration is also given to the executive's position, location, and level of responsibility in the structure of the Company and the job performance of the executive in planning, providing direction for, and implementing the Company's strategy. There is no singular objective formula by which compensation is determined and the decisions are ultimately largely subjective.

     These policies are implemented using a mix of the following key elements:
1) the Company pays base salaries that are generally competitive with other leading information technology ("IT") services companies with which the Company competes for talent; to ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, the Company regularly compares its salaries with those of its competitors and sets salary parameters based on this review; 2) the Company pays cash bonuses based on the achievement of specific operating goals and high levels of performance; and 3) the Company provides significant equity-based incentives pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan") to ensure that the Company's executive officers and key employees are motivated to achieve the Company's long-term goals. Stock incentive awards under the 1997 Plan produce value to executives only if the price of the Company's stock appreciates, thereby directly aligning the interests of executives with those of shareholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The same procedures, as described above, that are used in reviewing and approving executive officers' compensation are also applied in establishing the base salary, bonus and equity incentive awards for the Company's Chief Executive Officer.

     Peter A. Allen served as President and Chief Executive Officer during 1999. Mr. Allen joined the Company on December 7, 1998. Pursuant to the terms of an employment agreement, Mr. Allen was paid an annual base salary of $350,000. In 1999, Mr. Allen was entitled to receive an annual incentive bonus up to a maximum of 100% of his annual base salary. Mr. Allen did not receive any incentive bonus payment in 1999. Mr. Allen received a one-time signing bonus of $92,000 in 1998 which was paid in 1999. Under the Company's executive compensation program, total compensation mix for senior executives emphasizes long-term rewards in the form of stock options. In 1999, the Committee approved the grant to Mr. Allen of options to purchase 200,000 shares of Common Stock at an exercise price of $3.56 per share, of which 100,000 options vested December 9, 1999, with the remaining options to vest over four years. In determining the grant to Mr. Allen, the Committee reviewed the stock option grants to chief executive officers of other comparable IT services companies in connection with their employment services.

                                          Respectfully submitted,

                                          Thomas W. Fife
                                          Lucie J. Fjeldstad
                                          Robert T. Knight

                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock for the periods indicated with the performance of the Russell 2000 Index and the NASDAQ Computer Programming, Data Processing and Other Computer Related Services Index (SIC Codes 7370-7379). The comparison assumes $100 was invested on December 31, 1994 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of any dividends.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                DATA DIMENSIONS, INC., RUSSELL 2000, PEER GROUP
                    (Performance results through 12/31/1999)

                                                                                                             NASDAQ COMPUTER
                                                     DATA DIMENSIONS           RUSSELL 2000 INDEX                RELATED
                                                     ---------------           ------------------            ---------------
1994                                                      100.00                     100.00                      100.00
1995                                                      260.07                     128.44                      145.05
1996                                                     1588.37                     149.63                      193.40
1997                                                     2315.44                     183.08                      244.54
1998                                                     1149.33                     178.42                      397.45
1999                                                      343.96                     216.35                      778.05

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From January 1999 through October 1999, Mr. Martin's son, who was employed by the Company in a sales management position, earned salary and commissions in the amount of $268,676. In October 1999, his employment with the Company was terminated.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock ("ten percent stockholders"), to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 1999, the Company's officers, directors and ten percent stockholders complied with all applicable
Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the year 2001 Annual Meeting of Stockholders must submit the proposal to the Company no later than December 8, 2000. Stockholders who intend to present a proposal at the year 2001 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials must deliver or cause to be delivered notice to the Company, at its principal executive offices, no later than 75 days nor more than 90 days prior to the year 2001 Annual Meeting; provided, however, that in the event less than 90 days notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of Annual Meeting was mailed or such public disclosure made, whichever first occurs.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On March 26, 1998, the Company notified BDO Seidman, LLP that it intended to engage another accounting firm as the Company's independent accountants for the fiscal year ending December 31, 1998. The decision to change independent accountants was approved by the Company's Board of Directors on March 26, 1998.

     The report of BDO Seidman, LLP on the Company's consolidated financial statements for the years ended December 31, 1995, 1996 and 1997 contained no adverse opinion and was unmodified, except for the inclusion of a disclosure that the consolidated financial statements give retroactive effect to the merger of Data Dimensions, Inc. and Pyramid Information Services, Inc., which merger has been accounted for as a pooling of interests.

     There have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the matter in their report.

     On March 26, 1998, the Company appointed PricewaterhouseCoopers LLP as its independent accountants for the fiscal year ending December 31, 1998, pursuant to the approval of the Company's Board of Directors. PricewaterhouseCoopers LLP was retained as the Company's independent accountants for the fiscal year ending December 31, 1999 and is selected as the Company's independent accountant's for the fiscal year ending December 31, 2000.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate stockholder questions.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy card to vote the proxy in accordance with their best judgment if any other matters do properly come before the Annual Meeting.

     Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1999. WRITTEN REQUESTS SHOULD BE MAILED TO:

                               INVESTOR RELATIONS
                             DATA DIMENSIONS, INC.
                           STERLING PLAZA, 3RD FLOOR
                          3535 FACTORIA BOULEVARD S.E.
                           BELLEVUE, WASHINGTON 98006

                                          By the Order of the Board of
                                          Directors:

                                          /s/ Laurence C. Leslie
                                          Executive Vice President,
                                          Chief Financial Officer & Secretary

                                          Dated: April 10, 2000

                              DATA DIMENSIONS, INC.

        Proxy for Annual Meeting of Shareholders to be Held May 16, 2000.

        The undersigned hereby names, constitutes and appoints Peter A. Allen and Laurence C. Leslie, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Data Dimensions, Inc. (the "Company") to be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington 98004 on May 16, 2000 at 9:00 a.m. Pacific Daylight Savings Time, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 31, 1999, with all the powers that the undersigned would possess if (s)he were personally present.

1.      PROPOSAL 1 -- Election of Class I Directors

[ ] FOR nominee named below   [ ] WITHHOLD AUTHORITY for nominee named below

                                  Mr. Peter A. Allen

[ ] FOR nominee named below   [ ] WITHHOLD AUTHORITY for nominee named below

                                  Ms. Lucie J. Fjeldstad


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED
ABOVE.

2. Upon such other matters as may properly come before, or incident to the conduct of, the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in best interests of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

THE MANAGEMENT OF THE COMPANY SOLICITS THIS PROXY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1.


        Dated
              --------------------------------------------


        --------------------------------------------------
        Shareholder (PRINT NAME)


        --------------------------------------------------
        Shareholder (SIGN NAME)

        I DO [ ]  DO NOT [ ]  PLAN TO ATTEND THE MEETING.

        The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at Sterling Plaza, 3rd Floor, 3535 Factoria Boulevard S.E., Bellevue, Washington 98006, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.